                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             THE CREDIT STORE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             THE CREDIT STORE, INC.


3401 North Louise Avenue
Sioux Falls, South Dakota 57107
800-240-1855


                                                                October 13, 2000


Dear Stockholder:


         You are cordially invited to attend the Annual Meeting of Stockholders to be held at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, 23rd Floor, Minneapolis, Minnesota, commencing at 3:00 p.m., Minneapolis time, on Monday, November 6, 2000.

         The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

         We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                   Sincerely,




                                   Kevin T. Riordan
                                   President and Chief Operating Officer

                             THE CREDIT STORE, INC.


                                   -----------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 6, 2000


                                   -----------


         The Annual Meeting of Stockholders of The Credit Store, Inc. will be held at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, 23rd Floor, Minneapolis, Minnesota, commencing at 3:00 p.m., Minneapolis time, on Monday, November 6, 2000 for the following purposes:

         1. To elect a Board of five directors, to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

         2.       To approve The Credit Store, Inc. Amended 1997 Stock Option
                  Plan.

         3. To ratify the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending May 31, 2001.

         4. To transact such other business as may properly be brought before the annual meeting.

         The Board of Directors has fixed September 20, 2000 as the record date for the annual meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

         YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE ANNUAL MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING AND REVOKE THE PROXY.


                              By Order of the Board of Directors,




                              Cynthia D. Hassoun
                              Senior Vice President and Corporate Secretary


Sioux Falls, South Dakota
October 13, 2000

                                   -----------

                                 PROXY STATEMENT

                                   -----------


                               GENERAL INFORMATION



         The enclosed Proxy is being solicited by the Board of Directors of The Credit Store, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on Monday, November 6, 2000 at the offices of Faegre & Benson, LLP, 2200 Wells Fargo Center, 90 South Seventh Street, 23rd Floor, Minneapolis, Minnesota at 3:00 p.m. and at any adjournments thereof. Only stockholders of record at the close of business on September 20, 2000, will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to an officer of the Company and not revoked will be voted in the manner specified. A stockholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned Proxy bearing a later date.

         The address of the principal executive office of the Company is 3401 North Louise Avenue, Sioux Falls, South Dakota 57107 and the telephone number is
(800) 240-1855. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to stockholders will commence on or about October 13, 2000.

         Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in the year 2001 that are requested to be included in the Proxy Statement for that meeting must be received by the Company at its principal executive office no later than May 31, 2001. Notice of any other stockholder proposals intended to be presented at the Annual Meeting of Stockholders in the year 2001, but not intended to be included in the Company's Proxy Statement and form of proxy for such meeting, must be received by the Company at its principal executive office no later than August 14, 2001. If after August 14, 2001, the Company receives notice of a stockholder proposal intended to be presented at the 2001 Annual Meeting, the proxy solicited by the Board of Directors of the Company for use in connection with the meeting may confer authority on the proxies named therein to vote in their discretion on such proposal if the Company includes in the Proxy Statement for such meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on such matter. The proxy solicited for use in connection with the meeting may confer authority on the proxies named therein to vote in their discretion on any other proposal validly presented at the meeting without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

         A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the annual meeting and entitled to vote is required for approval of all other proposals presented in this Proxy Statement. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the annual meeting. However, shares of a stockholder who either abstains, withholds authority to vote on any proposal or who does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for such proposal.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of September 1, 2000, the ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, each director, each director-nominee, each executive officer named in the Summary Compensation Table on page 11, and all executive officers, directors and director-nominees as a group. At September 1, 2000 there were 34,861,465 shares of Common Stock, par value $.01, issued and outstanding, each of which is entitled to one vote.

                                                     COMMON STOCK                            PREFERRED STOCK (1)
                                                     ------------                            ---------------
                                                NUMBER         PERCENTAGE                  NUMBER          PERCENTAGE
                                               OF SHARES        OF SHARES                OF SHARES          OF SHARES
                                               ---------        ---------                ---------          ---------
Principal Stockholders:
  Taxter One LLC                              15,678,000              45.0%                2,000,000(2)        100%(2)
     565 Taxter Road
     Elmsford, NY 10523
   J.L.B. of Nevada, Inc.                      6,650,000(3)           19.1%                   20,000(4)        100%(4)
      1500 E. Tropicana Ave.
      Suite 100
      Las Vegas, NV 89119
   Michael Lauer                               8,252,500(5)           23.7%                       --            --
Directors and Named Executive Officers:
   Martin J. Burke(6)                          1,000,000(7)            2.9%                       --            --
   Kevin T. Riordan                              815,000(8)            2.3%                       --            --
   Michael J. Philippe                           405,334(9)            1.2%                       --            --
   Richard S. Angel                              300,000(10)              *                       --            --
   Cynthia D. Hassoun                             90,000(11)              *                       --            --
   Jay L. Botchman(11)                        22,328,000(3)           53.8%                2,025,000(12)       100%(12)
   Barry E. Breeman                               75,000(13)              *                       --            --
   J. Richard Budd, III                           91,300(14)              *                       --            --
   Geoffrey A. Thompson                           95,000(15)              *                       --            --
All directors and executive officers as       25,278,134(16)          57.3%                2,025,000(12)       100%(12)
a group


----------------------------------------
*    Less than 1%
(1) The Company currently has outstanding 1,200,000 shares of Series A Preferred Stock, 80,000 shares of Series B Preferred Stock, 5,000 shares of Series C Preferred Stock, 10,000 shares of Series D Preferred Stock, and 10,000 shares of Series E Preferred Stock, all of which are owned by one of Jay L. Botchman, a director of the Company, Taxter One LLC ("Taxter") and J.L.B. of Nevada, Inc. ("JLB") all of which and are under the control of Mr. Botchman.
(2) Consists of 1,200,000 shares of Series A Preferred Stock and 800,000 shares of Series B Preferred Stock held by Taxter.
(3) Includes 3,800,000 shares of Common Stock issuable upon conversion of 10,000 shares of Series D Preferred Stock held by JLB and 2,850,000 shares of Common Stock issuable upon conversion of 10,000 shares of Series E Preferred Stock held by JLB.
(4) Consists of 10,000 Series D Preferred Stock and 10,000 Series E Preferred Stock held by JLB.
(5) Consists of 2,987,500 shares of Common Stock owned by Lancer Partners, L.P., 4,730,000 shares of Common Stock owned by Lancer Offshore, Inc., and 535,000 shares of Common Stock owned by Michael Lauer. Mr. Lauer is the investment manager for Lancer Partners, L.P. and Lancer Offshore, Inc. and has the authority to vote and dispose of all shares of Common Stock owned by these entities. Based on information as of February 27, 2000 contained in a Form 3 filed with the Securities and Exchange Commission.
(6) Mr. Burke resigned as Chairman of the Board of Directors and Chief Executive Officer of the Company effective September 22, 2000 and will not be a nominee for re-election to the Board of Directors.
(7) Consists of 1,000,000 shares issuable upon the exercise of options exercisable at a price of $2.00 per share.

(8) Includes shares issuable upon the exercise of options exercisable in the following amounts and prices: 300,000 shares at $2.00 per share, 100,000 shares at $2.70 per share, and 200,000 shares at $2.40 per share. Includes 215,000 shares owned by Mr. Riordan's wife, of which shares Mr. Riordan disclaims beneficial ownership.
(9) Includes shares issuable upon the exercise of options exercisable in the following amounts and prices: 100,000 shares at $2.00 per share, 100,000 shares at $2.70 per share, and 200,000 shares at $2.40 per share.
(10) Includes shares issuable upon the exercise of options exercisable in the following amounts and prices: 100,000 shares at $2.00 per share, 100,000 shares at $2.70 per share, and 100,000 shares at $2.40 per share.
(11) Consists of 75,000 shares issuable upon the exercise of options exercisable at a price of $2.00 per share and 15,000 shares issuable upon the exercise of options exercisable at a price of $3.44 per share.
(12) Includes 5,000 shares of Series C Preferred Stock held of record by Jay L. Botchman, 1,200,000 shares of Series A Preferred Stock and 800,000 shares of Series B Preferred Stock held of record by Taxter and the 10,000 shares of Series D Preferred Stock and 10,000 shares of Series E Preferred Stock held of record by JLB. Mr. Botchman owns approximately 99.95% of the membership interests in Taxter and owns 100% of the outstanding capital stock of JLB.
(13) Consists of 75,000 shares issuable upon the exercise of options exercisable at a price of $2.00 per share.
(14) Includes 75,000 shares issuable upon the exercise of options exercisable at a price of $2.00 per share.
(15) Includes 75,000 shares issuable upon the exercise of options exercisable at a price of $2.19 per share.
(16) Includes 97,500 shares issuable upon the exercise of options in addition to those shares set forth in footnote 3 and footnotes 6 through 14. Also includes 500 shares owned by William Buriak's wife.


                              ELECTION OF DIRECTORS


         The By-Laws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than one director or such other minimum number of directors as is required by law, which number shall be fixed from time to time by resolution of the directors. Each director shall be elected at the Annual Meeting of Stockholders for a term of one year or until a successor is elected and has qualified. The Board of Directors has recommended that the number of directors to be elected for the ensuing year be set at five and has nominated the five persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board of Directors.

         All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the annual meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

         The affirmative vote of a plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for election to the Board of Directors for each of the five nominees named below.

         The following sets forth certain information as to each nominee for the office of director:

Name                                       Age       Position
----------------------------             ------      -----------------------------------------------
Jay L. Botchman                            68        Director
Barry E. Breeman                           51        Director
J. Richard Budd, III                       47        Director
Kevin T. Riordan                           48        President, Chief Operating Officer and Director
Geoffrey A. Thompson                       59        Interim Chairman of the Board of Directors


         JAY L. BOTCHMAN. Mr. Botchman has been a director of the Company since October 1996. From October 1996 through May 1998, Mr. Botchman served as the Chairman of the Board of Directors of the Company. Mr. Botchman also serves as the Chairman and majority owner of Taxter. For more than the past five years, Mr. Botchman has been the owner of J.L.B. Equities, Inc. and JLB of Nevada, Inc., both of which are investment and commercial finance companies. In addition, Mr. Botchman acts as a consultant to various entities in the consumer finance business.

         BARRY E. BREEMAN. Mr. Breeman joined the Board of Directors in September 1998. Since April 1998, Mr. Breeman has been Vice Chairman and Chief Investment Officer of Manley-Berenson Realty & Development, LLC. From January 1991 to the present, Mr. Breeman has been the managing member of Cambridge Real Estate Services, LLC, and predecessor entities, a real estate investment banking services business.

         J. RICHARD BUDD, III. Mr. Budd joined the Board of Directors in September 1998. Mr. Budd presently serves as a consultant to troubled companies and to creditors of troubled companies. Mr. Budd served as Senior Vice President of Metallurg, Inc., an international specialty metals producer, from July 1994 to October 1998. From July 1994 to January 1996, Mr. Budd served as Vice President of Cityscape Corp.

         KEVIN T. RIORDAN. Mr. Riordan has been the President and Chief Operating Officer of the Company since April 1997. From February 1995 to March 1997, Mr. Riordan served as President and Chief Executive Officer of Long Beach Acceptance Corp., a subsidiary of Long Beach Mortgage Corp. From February 1985 to February 1995, Mr. Riordan was President and Chief Executive Officer of Alliance Funding Company and its successor in interest Alliance Funding Company, a division of Superior Bank FSB.

         GEOFFREY A. THOMPSON. Mr. Thompson joined the Board of Directors in April 1999. Mr. Thompson has served as interim Chairman of the Board of Directors since September 22, 2000. Mr. Thompson retired from Marine Midland Bank, Inc., Buffalo, New York in October 1992, where he had served as President and Chief Executive Officer. In addition, he serves on the boards of four privately-held corporations and four not-for-profit corporations.

         None of the above nominees is related to each other or to any executive officer of the Company.

         The Board of Directors held 7 meetings during fiscal year 2000.

COMPENSATION OF DIRECTORS

         Directors J. Richard Budd, III, Barry E. Breeman and Geoffrey A. Thompson each receive $50,000 as annual compensation for their services as directors of the Company. In addition, Mr. Budd and Mr. Breeman were each granted options to purchase 75,000 shares with an exercise price of $2.00 per share. Mr. Thompson received options to purchase 75,000 shares an exercise price of $2.19 per share. Jay Botchman does not receive compensation for his services as a director. The Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board of Directors and for attendance at meetings of committees of the Board of Directors as is customary for similar companies. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties as directors or officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         AUDIT COMMITTEE

         The Company has an audit committee consisting of Barry E. Breeman, J. Richard Budd, III, and Geoffrey A. Thompson. The audit committee had 5 meetings in fiscal year 2000. The audit committee meets with the Chief Financial Officer and the Company's Controller and independent public accountants, and monitors and reviews the Company's accounting, auditing and reporting practices, system of internal controls, approves the scope and timing of the independent public accountants' audit and discusses the meaning and significance of the audited financial results.

         COMPENSATION COMMITTEE

         The Company has a compensation committee consisting of Barry E. Breeman, J. Richard Budd, III, and Geoffrey A. Thompson, which grants or makes recommendations to the Board of Directors concerning employee stock options, bonuses and other compensation. The compensation committee had 5 meetings in fiscal year 2000.

                               EXECUTIVE OFFICERS

         The following is certain information regarding the current executive officers of the Company other than Kevin T. Riordan:



Name                                       Age       Position
----------------------------             ------      ---------------------------------------------------------------
Michael J. Philippe                        42        Executive Vice President, Chief Financial Officer and Treasurer
Richard S. Angel                           42        Executive Vice President and General Counsel
William Buriak                             46        Senior Vice President and Chief Information Officer
Cynthia D. Hassoun                         49        Senior Vice President and Corporate Secretary
Michael L. Neher                           36        Senior Vice President
Jonathan Pike                              39        Senior Vice President
Patrick Steffl                             34        Senior Vice President


         MICHAEL J. PHILIPPE. Mr. Philippe joined the Company in June 1997 as Vice President of Finance and became Chief Financial Officer in September 1997. In June 1999, Mr. Philippe was elected Executive Vice President, Chief Financial Officer and Treasurer of the Company. The prior 13 years, Mr. Philippe served as a Vice President and Manager for The Sumitomo Bank, Ltd. and its predecessors.

         RICHARD S. ANGEL. Mr. Angel joined the Company in August 1997 as Vice President, Secretary and Corporate Counsel. In June 1999, Mr. Angel was elected Executive Vice President and General Counsel of the Company. From January 1992 to August 1997, Mr. Angel was a shareholder in the law firm of Buchalter, Nemer, Fields & Younger in Los Angeles, California.

         WILLIAM G. BURIAK. In September 1999, Mr. Buriak was elected Senior Vice President and Chief Information Officer of the Company. Mr. Buriak joined the Company as Chief Information Officer July 1999. From November 1996 to July 1999, Mr. Buriak was Director of Management Information Services and Director of Business Office Operations for CCDM, a non-profit healthcare system in Perth Amboy, New Jersey. From June 1986 to November 1996, Mr. Buriak was Assistant Vice President at Beneficial Finance Corporation in Peapack, New Jersey.

         CYNTHIA D. HASSOUN. Ms. Hassoun joined the Company in October 1997 as Chief Coordinating Officer. In April 1999, Ms. Hassoun was elected Corporate Secretary of the Company and she was elected Senior Vice President of the Company in June 1999. From April 1997 to September 1997, Ms. Hassoun served as a consultant to the Company. From January 1992 to November 1996, Ms. Hassoun was Vice President of Customer Service for Superior Bank FSB, a savings bank.

         MICHAEL L. NEHER. Mr. Neher joined the Company as Senior Vice President responsible for Non-Card Resolutions and Portfolio Divestitures in November 1999. From September 1998 to October 1999, Mr. Neher was the Assistant Vice President for Outsourcing-Card Services/Consumer Products of the Atlanta, Georgia operation of the Bank of Hawaii. From December 1995 to September 1998, he was the Regional Sales Manager for Primus Automotive Financial Services, Atlanta, Georgia. From June 1993 to November 1995, Mr. Neher served as the Business Line Supervisor, Collections and Recovery-Consumer Loans for Ocwen Federal Bank & Trust FSB, West Palm Beach, Florida.

         JONATHAN L. PIKE. Mr.Pike has been the Sr. Vice President of Operations for the Company since August 1999. From November 1997 to July 1999, Mr. Pike served as Vice President of Credit Risk for Stage Stores in Houston, Texas. From August 1992 until November 1997, Mr. Pike served as Director of Strategic Marketing and Director of Risk Management for First Data Corporation in Omaha, Nebraska.

         PATRICK STEFFL. Mr. Steffl was elected Senior Vice President of the Company in June 1999. Prior to joining the Company in August 1997 as Vice President of Marketing, Mr. Steffl had been with Fingerhut Companies, Inc. in Minnetonka, Minnesota since 1989, managing mail and telemarketing media of six phone centers throughout the country.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board is composed entirely of outside directors. The members of the Compensation Committee are Barry E. Breeman, J. Richard Budd, III, and Geoffrey A. Thompson. The Compensation Committee annually reviews and acts upon the compensation for the employees of the Company. The Compensation Committee also administers The Credit Store, Inc. Amended 1997 Stock Option Plan. The objectives of the Company's executive compensation program are:

         -  to attract, retain, motivate and reward high caliber executives;

         - to foster teamwork and support the achievement of the Company's financial and strategic goals through performance based financial incentives; and

         - to align the executive officers' interests with the success of the Company and stockholders' interests through stock-based compensation.

         The Company's executive compensation program strives to be competitive with the compensation provided by comparable companies. The Compensation Committee periodically conducts a review of its executive compensation program. The purpose of this review is to ensure that the Company's executive compensation program is meeting the objectives listed above. In addition, in January 2000, the Company engaged the services of an independent compensation consultant to advise the Company on its compensation policy at all levels. In July 2000, the consultant provided a report to the Company and the Company, based in part on the recommendations contained in such report, revised its compensation policy, including for executive officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of the Company's executive officer compensation program are base salary, annual incentive bonus and stock options. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package. Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to "performance-based compensation", and the Committee seeks to structure incentive compensation to executive officers to qualify as performance-based compensation for Section 162(m) purposes and to be deductible by the Company under current federal income tax laws.

         BASE SALARY. The Compensation Committee annually reviews the base salary of each executive officer. In determining appropriate salary levels, the Compensation Committee considers individual performance including performance in relation to performance targets for the then-ending fiscal year, level of responsibility, scope and complexity of position.

         On March 27, 1997, the Company entered into a five year employment agreement (the "Burke Employment Agreement") with Mr. Burke pursuant to which Mr. Burke was to serve as the Company's Chief Executive Officer. Under the terms of the agreement, Mr. Burke was to receive an annual base salary of $60,000 for each year of his employment subject to annual review by the Board of Directors. In addition, the employment agreement provided Mr. Burke with the right to receive (i) 1.5% of the annual net earnings of the Company before taxes as reflected on the Company's certified financial statements, and (ii) options to purchase 1,000,000 shares of the Company's Common Stock at a purchase price of $2.00 per share for a period of five years commencing March 27, 1997. Mr. Burke resigned as director, officer and employee of the Company, effective September 22, 2000. The respective rights of the Company and Mr. Burke pursuant to the Burke Employment Agreement were unresolved at the date of the printing of this Proxy Statement.

         On April 1, 1997, the Company entered into a five year employment agreement with Kevin Riordan, the Company's President and Chief Operating Officer. Under the terms of the employment agreement, Mr. Riordan receives an annual base salary of $300,000 for each year of his employment subject to annual review by the Board of Directors of the Company. In addition to the base salary, the Company agreed to pay Mr. Riordan a signing bonus of $2,000,000. Additionally, he was granted options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. Such options are exercisable commencing April 1, 1999, and shall expire on the earlier of March 31, 2002, or the termination of Mr. Riordan's employment with the Company.

         On June 17, 1997, the Company entered into an employment agreement with Michael J. Philippe, the Company's Chief Financial Officer and Executive Vice President, which was amended effective June 1, 1999 to extend the term of the agreement to June 20, 2002. Under the terms of the employment agreement, as amended, Mr. Philippe receives an annual base salary of $210,000 subject to annual review by the Board of Directors. In addition, Mr. Philippe received under the terms of the employment agreement options to purchase 100,000 shares of the Company's Common Stock at a purchase price of $2.00 per share. The options to purchase the shares were all vested as of June 17, 2000.

         On August 1, 1997, the Company entered into an employment agreement with Richard S. Angel, the Company's General Counsel and Executive Vice President, which was amended effective June 1, 1999 to extend the term of the agreement to September 30, 2000. Under the terms of the employment agreement, as amended, Mr. Angel received a base salary of $240,000 per year subject to annual review by the Board of Directors. In addition, Mr. Angel received under the terms of the employment agreement options to purchase 100,000 shares of the Company's Common Stock at a purchase price of $2.00 per share. The options to purchase the shares were all vested as of July 31, 2000.

         On October 15, 1997, the Company entered into a three-year agreement with Cynthia Hassoun, the Corporate Secretary and a Senior Vice President. Under the terms of the agreement, Ms. Hassoun receives an annual base salary of $165,000. In addition, Ms. Hassoun received a $50,000 signing bonus, compensation for all relocation expenses and 75,000 stock options. Under the terms of the agreement, 25,000 of Ms. Hassoun's stock options vest on October 15 of the years 1998, 1999 and 2000. The exercise price of all the options is $2.00 per share. The agreement renews automatically for successive one-year terms unless terminated by the parties 90 days prior to the renewal date.

         ANNUAL INCENTIVE BONUS. The purpose of the Company's annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers who achieve performance measurements established by the Compensation Committee.

         Effective fiscal year 2001, executive officers are eligible for an incentive bonus in the form of a "target opportunity" each year under the Company's Incentive Compensation Plan. The target opportunity amount is expressed either as a specific dollar amount or as a percentage of annual base salary. The target opportunities currently range from approximately 30% to 50% of base salary. The size of the target opportunity is determined by the executive's job classification, employment status and other factors deemed relevant by the Compensation Committee. Each year the Compensation Committee establishes measurement criteria, which include performance areas where improvement is deemed important to the successful growth and profitability of the Company. The measurement criteria typically include financial, customer service, teamwork, and employee satisfaction components. Each measurement criterion is assigned a percentage weight, based on the value the Compensation Committee has assigned to achievement of that particular measurement criterion. Eighty percent of the target opportunity is based on Company performance and twenty percent is based on achievement of individual objectives established for the executive officer. If the Company, and the executive officer, meets the target performance for each measurement criterion and individual objective, the executive officer receives the entire target opportunity.

         The awards paid by the Company decrease or increase based on actual employee performance in achieving individual and Company goals.

         STOCK OPTIONS. Option awards are intended to provide executives with performance incentives based on the long-term performance of the Company. The Amended 1997 Stock Option Plan is administered by the Compensation Committee, which is authorized to award stock options to employees of the Company, non-employee directors of the Company and certain advisors to the Company.

         At least annually, the Compensation Committee considers whether awards will be made to executive officers under the Amended 1997 Stock Option Plan. Such awards are based on job position, employment status, and length of service with the Company. All option awards to executive officers vest over a three-year period, with one-third of the shares vesting each year.

         The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant and exercise of each option. In fiscal 2000, all of the executive officers, except for Martin Burke, the Company's former Chief Executive Officer, received options to purchase shares of the Company's Common Stock. These options were granted at market price on the date of grant.

         On June 1, 1999, Kevin Riordan, the Company's President and Chief Operating Officer, was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $2.40 per share. Such option has an expiration date of June 1, 2004 or one year after the termination of Mr. Riordan's employment with the Company. The option was fully vested as of June 1, 1999.

         On June 1, 1999, Michael Philippe, the Company's Executive Vive President, Chief Financial Officer and Treasurer, was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $2.40 per share. Such option has an expiration date of June 1, 2004 or one year after the termination of Mr. Philippe's employment with the Company. The option was fully vested as of June 1, 1999.

         On June 1, 1999, Richard Angel, the Company's Executive Vice President and General Counsel, was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.40 per share. Such option has an expiration date of June 1, 2004 or one year after the termination of Mr. Angel's employment with the Company. The option was fully vested as of June 1, 1999.

         On November 19, 1999, Cynthia Hassoun, the Company's Senior Vice President and Corporate Secretary, was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $3.44 per share. Such option has an expiration date of November 19, 2004. One half of the option was vested as of May 19, 2000 and the other half will vest on November 19, 2000.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During fiscal 2000, the members of the Committee were (and are currently) Barry E. Breeman, J. Richard Budd, III and Geoffrey A. Thompson. The Committee members have no interlocking relationship as defined by the Securities and Exchange Commission.

                COMPENSATION COMMITTEE



                Barry E. Breeman   J. Richard Budd, III  Geoffrey A. Thompson

                           SUMMARY COMPENSATION TABLE

         The following table shows, for the Company's Former Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended May 31, 2000, as well as compensation earned by each such person for the two previous fiscal years:

                                                                                                                      LONG-TERM
                                                                                                                     COMPENSATION
                                                                       ANNUAL COMPENSATION                              AWARDS
                                                 ---------------------------------------------------------------  ------------------


                                                                                                                       NUMBER OF
                                      FISCAL                                                                          SECURITIES
NAME AND PRINCIPAL POSITION           YEAR(1)             SALARY             BONUS           OTHER COMPENSATION   UNDERLYING OPTION
--------------------------------  -------------        --------------   ----------------   --------------------- -------------------
Martin J. Burke, III (2)                2000              $61,304           $60,505                     --                 --
                                        1999               60,000                --                     --                 --
                                        1998               62,518                --                     --             1,000,000

Kevin Riordan                           2000             $305,919                --                     --               200,000
  President and Chief                   1999              305,769                --                     --               100,000
  Operating Officer                     1998              305,968                --                     --               300,000

Michael J. Philippe                     2000             $214,188           $50,000                     --               200,000
  Executive Vice President,             1999              184,951             5,000                     --               100,000
  Chief Financial Officer and           1998              161,233                --                     --               100,000
  Treasurer

Richard S. Angel                        2000             $244,765           $60,000                $43,956               100,000
  Executive Vice President              1999              220,154                --                     --               100,000
  and General Counsel                   1998              153,989                --                     --               100,000

Cynthia D. Hassoun                      2000             $162,698                --                     --                15,000
  Senior Vice President and             1999              152,884                --                     --                 --
  Corporate Secretary                   1998               92,223           $50,000                     --                75,000


----------------------------------

(1) The Named Executive Officers commenced their employment with the Company as follows: Mr. Burke, October 1996; Mr. Riordan, April 1997; Mr. Philippe, June 1997; Mr. Angel, August 1997; Ms. Hassoun, October 1997.

(2) Mr. Burke resigned as Chairman of the Board of Directors and Chief Executive Officer of the Company effective September 22, 2000 and will not be a nominee for re-election to the Board of Directors. The respective rights of the Company and Mr.Burke pursuant to the Burke Employment Agreement remained unresolved at the date of the printing of this Proxy Statement.



                            CREDIT CARD FOR OFFICERS

         Mr. Burke had a personal credit card from the Company that he used for personal purposes. The terms of the credit card impose interest at the rate of 18.9% APR, with a minimum monthly payment equal to 3.0% of the outstanding balance. The credit limit on the card is $450,000. As of September 26, 2000, the balance due on the credit card was $501,705. In connection with Mr. Burke's resignation as the Chief Executive Officer, Chairman and as a director of the Company, the credit card has been deactivated.

                                  OPTION TABLES


         The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended May 31, 2000, and certain other information relative to such options:

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options to the Named Executive Officers for the Company's fiscal year ended May 31, 2000. These grants are also reflected in the Summary Compensation Table, above.


                                                  PERCENTAGE OF
                                NUMBER OF         TOTAL OPTIONS                                        POTENTIAL REALIZABLE VALUE
                                SECURITIES          GRANTED                                             AT ASSUMED ANNUAL RATES
                                UNDERLYING            TO            EXERCISE                           OF STOCK PRICE APPRECIATION
                                 OPTIONS           EMPLOYEES       PRICE PER                                FOR OPTION TERM(2)
NAME                            GRANTED(1)       IN FISCAL YEAR      SHARE         EXPIRATION DATE           5%             10%
------------------------    ----------------- ------------------ -------------  ------------------- --------------------------------
Kevin Riordan                    200,000               22%           $2.40          June 1, 2004          $132,000        $294,000
Michael J. Philippe              200,000               22%           $2.40          June 1, 2004          $132,000        $294,000
Richard S. Angel                 100,000               11%           $2.40          June 1, 2004          $ 66,000        $147,000
Cynthia D. Hassoun                15,000                2%           $3.44        November 19, 2004       $ 14,250        $ 31,500


------------------

(1) Option granted pursuant to the Company's 1997 Stock Option Plan, as amended.
(2) Potential realized values shown above represent the potential gains based upon compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value will approximate the amounts reflected in this table.



AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES


                              SHARES
                             ACQUIRED                              NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                ON           VALUE             UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
           NAME              EXERCISE       REALIZED         OPTIONS AT FISCAL YEAR-END              AT FISCAL YEAR-END(1)
-------------------------   ----------     -----------  -----------------------------------     -------------------------------
                                                          EXERCISABLE        UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                                                        ----------------- -----------------     --------------  ---------------

Martin J. Burke                  --           --           1,000,000                 --         $ 2,812,000      $      --
Kevin Riordan                    --           --             600,000                 --         $ 1,537,200      $      --
Michael J. Philippe              --           --             350,000             50,000         $   834,200      $ 140,600
Richard S. Angel                 --           --             250,000             50,000         $   593,000      $ 140,600
Cynthia D. Hassoun               --           --              57,500             32,500         $   150,890      $  80,590
---------------------


(1) Value is based on the per share closing price of the Company's Common Stock on May 31, 2000, the last trading day of fiscal 2000, which was $4.812.

                              EMPLOYMENT AGREEMENTS

         On March 27, 1997, the Company entered into the five year Burke Employment Agreement with Mr. Burke pursuant to which Mr. Burke was to serve as the Company's Chief Executive Officer. Under the terms of the employment agreement, Mr. Burke was to receive an annual base salary of $60,000 for each year of his employment subject to annual review by the Board of Directors. In addition, the agreement provided Mr. Burke with the right to receive (i) 1.5% of the annual net earnings of the Company before taxes as reflected on the Company's certified financial statements, and (ii) options to purchase 1,000,000 shares of the Company's Common Stock at a purchase price of $2.00 per share for a period of five years commencing March 27, 1997. The employment agreement also entitled Mr. Burke to all employee benefit plans maintained by the Company. Under the terms of the employment agreement, employment terminated upon death or total disability of Mr. Burke and may be terminated by the Company for cause (such as misconduct, disregard of instructions from the Board, commission of certain crimes or acts or a material breach of the terms of the employment agreement.) The employment agreement contained a change in control provision that provided Mr. Burke with the right to terminate his employment within 60 days of the date of a change in control and have such termination treated as a termination without cause meaning that Mr. Burke would have the right to continue to be compensated through the term of the employment agreement. For purposes of the employment agreement, a change of control is deemed to have occurred at such time as either (a) Taxter owns directly or indirectly less than 10% of the Common Stock of the Company and less than 50% of each other outstanding class of securities the majority vote of which is required for shareholder action, or (b) Jay Botchman owns less than 50% of the membership interest in Taxter. Mr. Burke resigned as a director, officer and employee of the Company effective September 22, 2000. The respective rights of the Company and Mr. Burke pursuant to the Burke Employment Agreement were unresolved at the date of the printing of this Proxy Statement.

         On April 1, 1997, the Company entered into a five year employment agreement with Kevin Riordan, the Company's President and Chief Operating Officer. Under the terms of the employment agreement, Mr. Riordan receives an annual base salary of $300,000 for each year of his employment subject to annual review by the Board of Directors of the Company. In addition to the base salary, the Company agreed to pay Mr. Riordan a signing bonus of $2,000,000. Additionally, he was granted options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. Such options are exercisable commencing April 1, 1999, and shall expire on the earlier of March 31, 2002, or the termination of Mr. Riordan's employment with the Company. The employment agreement also entitles Mr. Riordan to all employee benefit plans maintained by the Company. Under the employment agreement, employment terminates upon death or total disability of Mr. Riordan and may be terminated by the Company for cause (such as misconduct, disregard of instructions from the Board of Directors, commission of certain crimes or acts or a material breach of the terms of the employment agreement.) On September 22, 2000, Mr. Riordan was appointed to the Board of Directors of the Company to fill the open directorship from Mr. Burke's resignation.

         On June 17, 1997, the Company entered into an employment agreement with Michael J. Philippe, the Company's Chief Financial Officer and an Executive Vice President, which was amended effective June 1, 1999 to extend the term of the agreement to June 20, 2002. Under the terms of the employment agreement, as amended, Mr. Philippe receives an annual base salary of $210,000 subject to annual review by the Board of Directors. In addition, Mr. Philippe received under the terms of the employment agreement options to purchase 100,000 shares of the Company's Common Stock at a purchase price of $2.00 per share. The options to purchase the shares were all vested as of June 17, 2000. The options are exercisable, according to their vesting schedules, for a period of five years from the date they were granted. The employment agreement also entitles Mr. Philippe to all employee benefit plans maintained by the Company. Under the terms of the employment agreement, employment terminates upon death or total disability of Mr. Philippe and may be terminated by the Company for cause (such as misconduct, disregard of instructions from the Board of Directors, commission of certain crimes or acts or a material breach of the terms of the employment agreement.) The employment agreement contains a change in control provision that provides Mr. Philippe with the right to terminate his employment within 60 days of the date of a change in control and have such termination treated as a termination without cause, meaning that Mr. Philippe shall have the right to continue to be compensated through the term of the employment agreement. For purposes of the employment agreement, a change of control is deemed to have occurred at such time as either (a) Taxter owns directly or indirectly less than 10% of the Common Stock of the Company and less than 50% of each other outstanding class of securities the majority vote of which is required for shareholder action, or (b) Jay Botchman owns less than 50% of the membership interests in Taxter.

         On August 1, 1997, the Company entered into an employment agreement with Richard S. Angel, the Company's General Counsel and an Executive Vice President, which was amended effective June 1, 1999 to extend the term of the agreement to September 30, 2000. Under the terms of the employment agreement, as amended, Mr. Angel receives an annual base salary of $240,000 per year subject to annual review by the Board of Directors. In addition, Mr. Angel received under the terms of the employment agreement options to purchase 100,000 shares of the Company's Common Stock at a purchase price of $2.00 per share. The options to purchase the option shares were all vested as of July 31, 2000. The options are exercisable, according to their vesting schedules, for a period of five years from the date they were granted. The employment agreement also entitles Mr. Angel to all employee benefit plans maintained by the Company. Under the terms of the employment agreement, employment terminates upon death or total disability of Mr. Angel and may be terminated by the Company for cause (such as misconduct, disregard of instructions from the Board of Directors, commission of certain crimes or acts or a material breach of the terms of the employment agreement.) The employment agreement contains a change in control provision that provides Mr. Angel with the right to terminate his employment within 60 days of the date of a change in control and have such termination treated as a termination without cause, meaning that Mr. Angel shall have the right to continue to be compensated through the term of the employment agreement. For purposes of the employment agreement, a change of control is deemed to have occurred at such time as either (a) Taxter owns directly or indirectly less than 10% of the Common Stock of the Company and less than 50% of each other outstanding class of securities the majority vote of which is required for shareholder action, or (b) Jay Botchman owns less than 50% of the membership interests in Taxter.

         On October 15, 1997, the Company entered into a three-year agreement with Cynthia Hassoun, the Corporate Secretary and a Senior Vice President. Under the terms of the agreement, as amended, Ms. Hassoun receives an annual base salary of $165,000. In addition, Ms. Hassoun received a $50,000 signing bonus, compensation for all relocation expenses and 75,000 stock options. Under the terms of the agreement, 25,000 of Ms. Hassoun's stock options vest on October 15 of the years 1998, 1999 and 2000. The exercise price of all of the options is $2.00 per share. The letter agreement also entitles Ms. Hassoun to all employee benefit plans maintained by the Company. The agreement renews automatically for successive one-year terms unless terminated by the parties 90 days prior to the renewal date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal year 1998, the Company issued subordinated promissory notes to JLB, a corporation wholly-owned by Jay L. Botchman, a director of the Company, totaling $40,000,000 which are payable on demand and bear interest at the rate of 12% per annum. $30,000,000 of the new notes were issued in exchange for outstanding notes totaling $11,518,042 which carried an interest rate of 12% per annum and $18,481,958 in new debt. Interest expense on these notes was $2,307,467 and $3,635,891 for the years ended May 31, 1999 and 1998, respectively. On May 29, 1999, JLB forgave $5,000,000 of accrued interest on these subordinated notes in return for warrants to purchase 4,000,000 shares of the Company's Common Stock and for the Company's assumption of the payment obligations under personal property lease agreements of certain entities affiliated with JLB. JLB had previously guaranteed the payment of these obligations on behalf of the entities. On the date of the assumption of the obligations, the fair value of the obligations was $1.7 million and the warrants had a fair market value of $3.3 million. The warrant is exercisable one year after the grant date at an exercise price of $3.25 per share and expires May 29, 2004. At May 31, 2000 accrued interest related to subordinated notes payable to JLB was approximately $1.5 million.

        On February 27, 1998, the Company issued a subordinated promissory note payable to Mr. Botchman in the amount of $350,000 payable on demand with interest of 12% per annum. Interest expense for the year ended May 31, 2000 was $18,200. This note was issued per an agreement dated February 27, 1998 between Mr. Botchman and the Company. As part of the terms of the agreement, the Company agreed to purchase an interest in certain investment securities, owned by Mr. Botchman, of a subprime mortgage banking company. The mortgage company had subsequent financial difficulties and ceased operations. The Company wrote off this investment and a receivable due from this company of approximately $189,000 during the fiscal year ended May 31, 1998.

        As of May 31, 2000, the Company, through its wholly-owned subsidiary, American Credit Alliance, Inc., has an $880,000 note payable to JLB with an interest rate of 10% per annum. Interest expense for the year ended May 31, 2000 was $89,467. American Credit Alliance, Inc. is the managing member and owns 50% of the membership interests in Dakota Card Fund II, LLC, an entity that owns performing credit card receivables.

        The Company acquired all of the capital stock of Service One Holdings Inc. ("Holdings') from Taxter on December 4, 1996. The Company's Series A Preferred Stock and Series B Preferred Stock were each issued at $1.00 per share (for a total of $2,000.00) for all of Taxter's shares of Holdings. The Series A Preferred Stock, as a class, has 80% of the voting rights in the Company. The Series B Preferred Stock has one vote per share. The Series A Preferred Stock and the Series B Preferred Stock each have a liquidation preference of $1.00 per share and each earns cumulative dividends at a rate of 5% per annum. After five years, (i) the Series A Preferred Stock and the Series B Preferred Stock will be redeemable at the option of the Company, and (ii) the Series B Preferred Stock will be convertible at the option of the holder into Series A Preferred Stock on a share-for-share basis.

        On December 31, 1996, the Company issued 5,000 shares of Series C Preferred Stock to Mr. Botchman for $5,000,000 consideration. The Series C Preferred Stock earns cumulative dividends at 6% per annum. The shares also have liquidation preference of $1,000 per share. The Series A and B Preferred Stock rank senior to the Series C Preferred Stock with respect to dividend and liquidation rights.

        On May 29, 1998, the Company issued 10,000 shares of Series D Preferred Stock to JLB in exchange for the cancellation of the outstanding principal amount of the $10,000,000 promissory note dated August 1, 1997, payable by the Company to JLB. The Series D Preferred Stock is non-voting and earns a dividend of 8% per annum payable annually on December 31. The shares have a par value of $0.001 per share and a stated value of $1,000 per share. The shares have a liquidation preference of $1,000 per share. The Series D Preferred Stock ranks senior to the Series A, B and C with respect to dividend and liquidation rights. Each share of Series D Preferred Stock is convertible into 380 shares of Common Stock. The agreement between the Company and JLB with respect to the issuance of the Series D Preferred Stock grants JLB piggyback registration rights for any Common Stock issuable upon conversion of the shares of Series D Preferred Stock.

        On August 31, 1998, the Company issued 10,000 shares of Series E Preferred Stock at a price of $1,000 per share to JLB in exchange for JLB agreeing to cancel the $10,000,000 principal amount outstanding under a subordinated promissory note dated August 1, 1997. The holder of Series E Preferred Stock is entitled to dividends at a rate of 8% of stated value per annum payable in cash commencing on December 31, 1998. Each share of Series E Preferred Stock is convertible into 285 shares of Common Stock. The agreement between the Company and JLB with respect to the issuance of the Series E Preferred Stock grants JLB piggyback registration rights for any Common Stock issuable upon conversion of the shares of Series E Preferred Stock.

        As of May 31, 2000, accumulated but undeclared and unpaid preferred dividends on preferred stock amounted to approximately $4.2 million. Such dividends have not been declared or paid by the Board of Directors and, accordingly, remain outstanding obligations of the Company. Such dividends have not been paid because the Company believes it to be in the best interests of the Company to retain its earnings to reinvest in the Company's operations. In addition, the Company is a party to certain loan agreements that contain customary restrictions on the ability of the Company to pay dividends. The Company does not anticipate that it will be required by the holders of the preferred stock to pay such dividends in the short term. Once the Company does pay such accumulated dividends, the Company's cash for operating activities will be accordingly reduced.

        Taxter, an entity in which Mr. Botchman is a managing member, as part of the purchase price of acquiring Holdings, granted the former owners of Holdings a future interest in Holdings in the form of an identical option to each former owner of Holdings to purchase 2,000 shares of Holdings from Taxter for $500,000. Following the acquisition of Holdings by the Company, these options were amended to enable each of the former owners of Holdings to purchase 4,000,000 shares of the Company's Common Stock and 400,000 shares of the Company's Series B Preferred Stock for $500,000. These options expire in October 2000.

        As of September 26, 2000, there was $501,705 outstanding on Mr. Burke's credit card from the Company that he uses for personal purposes. The terms of the credit card impose an annual interest rate of 18.9%.

                                PERFORMANCE GRAPH

         Set forth below is a graph for the period from April 6, 2000, the date the Company's stock was registered under Section 12 of the Securities Exchange Act of 1934, to May 31, 2000, comparing the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P SmallCap 600 Index and an index of a group of peer companies selected by the Company (the "Peer Composite Index"). The comparison of total shareholder returns assumes that $100 was invested on April 6, 2000 in each of the Company, the S&P SmallCap 600 Index and the Peer Composite Index, and that dividends were reinvested monthly. The companies in the peer group are CompuCredit Corporation, NCO Group, Inc., Metris Companies Inc., Providian Financial Corporation, and Capital One Financial Corporation. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the Peer Composite Index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

                             The Credit Store, Inc.

------------------------------------------ -------------------------------------------- --------------------------------------------
                                                              April 6, 2000                                May 31, 2000
------------------------------------------ -------------------------------------------- --------------------------------------------
The Credit Store, Inc.                                           $100.00                                      $120.31
------------------------------------------ -------------------------------------------- --------------------------------------------
Peer Composite                                                   $100.00                                      $102.98
------------------------------------------ -------------------------------------------- --------------------------------------------
S&P SmallCap 600 Index                                           $100.00                                      $97.92
------------------------------------------ -------------------------------------------- --------------------------------------------


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder require directors and certain officers of the Company and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's Common Stock and changes in such ownership with the SEC. To the Company's knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal year 2000, all required reports were filed on a timely basis during fiscal year 2000.

             PROPOSAL TO APPROVE THE AMENDED 1997 STOCK OPTION PLAN

PROPOSED AMENDMENT REQUIRING SHAREHOLDER APPROVAL

         The Board of Directors, subject to shareholder approval, approved an amendment to The Credit Store, Inc. Amended 1997 Stock Option Plan (the "Amended 1997 Stock Option Plan") to increase by 4,000,000 (from 4,000,000 to 8,000,000)
the number of shares of Common Stock available for issuance under the Amended 1997 Stock Option Plan. Taxter One LLC, by Written Action of Majority Shareholder dated July 19, 2000 approved the Amended 1997 Stock Option Plan as amended, and the Amended 1997 Stock Option Plan was amended as of such date. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for awards to be granted under the Amended 1997 Stock Option Plan. The Company is now submitting the Amended 1997 Stock Option Plan for consideration and approval by the stockholders to avoid any limitation that could otherwise be imposed under Section 162(m) of the Internal Revenue Code on the Company's compensation deductions with respect to the Amended 1997 Stock Option Plan.

DESCRIPTION OF AMENDED 1997 STOCK OPTION PLAN

         General

         In March 1997, the Board of Directors of the Company adopted and the stockholders approved the Company's 1997 Stock Option Plan. The Board of Directors and the stockholders approved an amendment to the 1997 Stock Option Plan in December 1997.

         As of September 1, 2000, an aggregate of 4,848,700 shares had been issued under the Amended 1997 Stock Option Plan and options to purchase 4,504,950 shares were outstanding and held by employees, executive officers and directors of the Company. Options outstanding at September 1, 2000 have per share exercise prices ranging from $2.00 to $5.00, or a weighted average exercise price of $3.31, and expire from 5 years to 10 years from the date of grant of the option on dates ranging between December 15, 2002 and January 16, 2008, unless exercised prior to that time. Approximately 192 employees are currently eligible to participate in the Amended 1997 Stock Option Plan.

         Purpose

         The purpose of the Amended 1997 Stock Option Plan is to provide an incentive to key employees, consultants and directors of the Company, or any of its subsidiaries, and to offer an additional inducement in obtaining the services of such persons.

         Administration

         The Amended 1997 Stock Option Plan is administered by a committee (the "Committee") of not less than two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee of the Board of Directors currently serves as the Committee that administers the Amended 1997 Stock Option Plan, of which all members are "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. Subject to the provisions of the Amended 1997 Stock Option Plan, the Committee has the exclusive power to make awards under the Amended 1997 Stock Option Plan, to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The Committee has the authority to interpret the Amended 1997 Stock Option Plan and any award or agreement made under the Amended 1997 Stock Option Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Amended 1997 Stock Option Plan, to determine the terms and provisions of any agreements entered into under the Amended 1997 Stock Option Plan (not inconsistent with the Amended 1997 Stock Option Plan), and to make all other determinations necessary or advisable for the administration of the Amended 1997 Stock Option Plan.

         Number of Shares and Eligibility

         The total number of shares of Company Common Stock available for distribution under the Amended 1997 Stock Option Plan is presently 8,000,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The Amended 1997 Stock Option Plan provides that no participant may receive, in any fiscal year, options to purchase more than 1,000,000 shares of Common Stock under the Amended 1997 Stock Option Plan.

         Key employees (including officers and directors who are key employees) of the Company and its subsidiaries are eligible to receive awards under the Amended 1997 Stock Option Plan at the discretion of the Committee. Awards also may be awarded by the Committee to individuals, who are not employees or non-employee directors, but who provide services to the Company or its subsidiaries in the capacity of consultants.

         Types of Awards

         The types of awards that may be granted under the Amended 1997 Stock Plan include incentive and non-statutory stock options. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

         In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the Amended 1997 Stock Option Plan are as follows:

         INCENTIVE AND NON-STATUTORY STOCK OPTIONS. Options may be granted to recipients at such exercise prices as the Committee may determine as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock option may be granted more than ten years after the effective date of the Amended 1997 Stock Option Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of the Company's Common Stock subject to incentive stock options that may become exercisable in any calendar year for any employee may not exceed $100,000 under the Amended 1997 Stock Option Plan or any other stock option plan of the Company.

         The purchase price payable upon exercise of options may be payable in cash, or through a reduction of the number of shares of Common Stock, delivered to the participant upon exercise of the option or by delivering stock already owned by the participant (where the fair market value of the shares of Common Stock withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the applicable award agreement. To the extent permitted by law, the participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The ability of a participant to pay any portion of the purchase price in shares of Common Stock or through a reduction in the number of shares received is subject to the discretion of the Committee and must be permitted by the applicable award agreement.

         DIRECTOR OPTIONS. Each outside director receives, when elected, an option to purchase 75,000 shares of Common Stock at a price equal to the fair market value of a share of Common Stock on the date of grant. Such options vest one year from the date of grant.

         Acceleration of Awards

         The Committee may accelerate vesting requirements of the date of exercise of options or installments of options granted under the Amended 1997 Stock Option Plan.

         Duration, Adjustments, Modifications, Termination

         The Amended 1997 Stock Option Plan will remain in effect until all Common Stock subject to it is distributed or the Amended 1997 Stock Option Plan is terminated as described below.

         In the event of a stock dividend, recapitalization, or merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Amended 1997 Stock Option Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

         In the event of (a) the liquidation or dissolution of the Company, (b) a merger or similar transaction in which the Company is not the surviving corporation or a consolidation or (c) a merger (or similar transaction) in which the Company is the surviving corporation but more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration or in which shares of Common Stock are issued in an amount in excess of the number of shares of Common Stock outstanding immediately preceding the merger (or similar transaction), any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction or the applicable award agreement.

         The Amended 1997 Stock Option Plan also gives the Board the right to terminate, suspend or modify the Amended 1997 Stock Option Plan, except that amendments to the Amended 1997 Stock Option Plan are subject to shareholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation. Shareholder approval is also required to increase the number of shares of Common Stock for which options may be granted under the Plan and to change the eligibility requirements to receive options under the Plan.

         Summary of Federal Tax Considerations

         The Company has been advised by its counsel that awards made under the Amended 1997 Stock Option Plan generally will result in the following federal income tax events for United States citizens under current United States federal income tax laws.

         INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Amended 1997 Stock Option Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares of Common Stock acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares of Common Stock after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares of Common Stock by a recipient after the expiration of the statutory holding periods.

         Except in the event of death, if shares of Common Stock acquired by a recipient upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a "disqualifying disposition"), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares of Common Stock that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares of Common Stock have not been met, the recipient will be treated as having made a disqualifying disposition of such shares of Common Stock, and the tax consequences of such disqualifying disposition will be as described above.

         The foregoing discussion applies only for regular tax purposes. For alternate minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

         NON-STATUTORY STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the Amended 1997 Stock Option Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price. Upon disposition of the shares of Common Stock, any additional gain or loss realized by the recipient will be taxed as capital gain or loss.

         Withholding

         The Amended 1997 Stock Option Plan permits the Company to withhold from awards an amount of cash sufficient to cover any required withholding taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Common Stock. If permitted by the Committee (in the applicable award agreement or otherwise), in lieu of cash, the Company may cover withholding obligations through a reduction in the number of shares of Common Stock to be delivered to the participant or through a combination of shares and cash.

         Board of Directors' Recommendation

         On July 19, 2000, the Board of Directors approved amendments to the Amended 1997 Stock Option Plan to increase the total number of shares of Common Stock available for issuance under the Amended 1997 Stock Option Plan from 4,000,000 to 8,000,000 and directed that the Amended 1997 Stock Option Plan be submitted for consideration and approval by the Stockholders of the Company.

         A vote for Proposal Two is a vote to approve The Credit Store, Inc. Amended 1997 Stock Option Plan.

VOTING REQUIREMENTS AND RECOMMENDATION

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote in person or by proxy at the meeting is required for approval of the Amended Plan. Proxies solicited by the Board of Directors will be voted for approval of the Amended Plan, unless shareholders specify otherwise in their proxies.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" RATIFICATION OF THE CREDIT STORE, INC. AMENDED 1997 STOCK OPTION PLAN DISCUSSED IN THE PROXY STATEMENT.

            RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of Grant Thornton LLP, independent public accountants, has been the auditors for the Company since 1999. The Board of Directors again has selected Grant Thornton LLP to serve as the Company's independent public accountants for the fiscal year ending May 31, 2001, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending May 31, 2001.

         A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                     GENERAL


         The Annual Report of the Company for the fiscal year 2000, including financial statements, is being mailed with this Proxy Statement.

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

         The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, director-nominees, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

         STOCKHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S 10-K ANNUAL REPORT, FILED WITH THE SEC FOR THE FISCAL YEAR ENDED MAY 31, 2000, MAY DO SO WITHOUT CHARGE BY WRITING TO MICHAEL J. PHILIPPE, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, AT THE COMPANY'S OFFICES, 3401 NORTH LOUISE AVENUE, SIOUX FALLS, SOUTH DAKOTA 57107.


                                  By Order of the Board of Directors,



                                  Cynthia D. Hassoun
                                  Senior Vice President and Corporate Secretary


October 13, 2000

                             THE CREDIT STORE, INC.
                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            MONDAY, NOVEMBER 6, 2000

                                    3:00 P.M.

                               FAEGRE & BENSON LLP

                       2200 WELLS FARGO CENTER, 23RD FLOOR

                             90 SOUTH SECOND STREET

                              MINNEAPOLIS, MN 55402


THE CREDIT STORE, INC.
3401 NORTH LOUISE AVENUE
SIOUX FALLS, SOUTH DAKOTA 57107                                           PROXY
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON NOVEMBER 6, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Geoffrey A. Thompson and Kevin T. Riordan, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO THE CREDIT STORE, INC., C/O SHAREOWNER SERVICES, P.O. BOX 64854, ST. PAUL MINNESOTA 55164-0854.


                      See reverse for voting instructions.

                             - Please detach here -


         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.


1. Election of Directors:  01 Jay L. Boutchman               02 J. Richard Budd, III
                           03 Barry E. Breeman               04 Kevin T. Riordan
                           05 Geoffrey A. Thompson

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEES, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)


/ / For all nominees      / / Withhold Authority to vote
    (except as marked         for all nominees listed at left
    to the contrary)

[                    ]

2. To approve The Credit Store, Inc. Amended 1997 Stock Option Plan.

/ / For                         / / Against                         / / Abstain


3. To ratify the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending May 31, 2001.


/ / For                         / / Against                         / / Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


Address Change? Mark Box
Indicate changes below.   / /


                                                   Date
                                                       -------------------------


                                                  [                            ]


                                                  Signature(s) in Box
                                                  Please sign exactly as your
                                                  name(s) appear on Proxy. If
                                                  held in joint tenancy, all
                                                  persons must sign. Trustees,
                                                  administrators, etc., should
                                                  include title and authority.
                                                  Corporations should provide
                                                  full name of corporation and
                                                  title of authorized officer
                                                  signing the proxy.